  As filed with the Securities and Exchange Commission on: September 30, 1996

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                            ------------------------


     Date of Report (Date of earliest event reported):  September 30, 1996



                              THE GNI GROUP, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                    0-10735                     76-0232338
(State or other juris-             (Commission                (I.R.S. Employer
diction of incorporation)          File Number)              Identification No.)



2525 BATTLEGROUND ROAD, DEER PARK, TEXAS      77536          (713) 930-0350
(Address of Principal Executive Offices)    (Zip Code)   (Registrant's telephone
                                                          number, including area
                                                          code)


================================================================================

                                                               Page 1 of 2 Pages

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 5.  OTHER EVENTS.

         On September 30, 1996, The GNI Group, Inc., a Delaware corporation (the "Registrant"), participated in a consolidation with EMPAK Inc. ("EMPAK"), whereby EMPAK exited the third-party commercial waste management business and agreed to assist in the transfer of EMPAK's third-party commercial waste management customers to the Registrant. EMPAK will continue to use its facility in Deer Park, Texas for the disposal of its own waste and the waste of its affiliates and customers of its retained businesses. The Registrant paid EMPAK the sum of $12,000,000 at closing. Additionally, the Registrant has agreed to pay EMPAK $1,200,000 per year for five years in exchange for the use of EMPAK's deepwell for five years in case of a force majeure at the Registrant's facilities, thus allowing the Registrant to mitigate any business disruption that may occur should one of its deepwells have operational or mechanical difficulties. The Registrant expects the consolidation to produce annual revenues of approximately $6.5 million and earnings per share in excess of $.20.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements.

                 Not Applicable.

         (b)     Pro forma financial information.

                 Not Applicable.

         (c)     Exhibits.

                 Not Applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE GNI GROUP, INC.



DATE:  September 30, 1996               /s/ Carl V Rush, Jr.
       ------------------               ------------------------------
                                        Carl V Rush, Jr.
                                        President and CEO


                                                               Page 2 of 2 Pages